UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  November 7, 2006
Aeropostale, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31314	31-1443880

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, 22nd Floor, New York, NY	10120

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (646) 485-5398
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.02. Termination of a Material Definitive Agreement
On November 8, 2006, Aeropostale, Inc. (the “Company”) announced it has terminated for cause Christopher L. Finazzo, the Company’s former Executive Vice President and Chief Merchandising Officer, effective November 7, 2006, and in this regard terminated his employment agreement dated as of February 1, 2004 with the Company (the “Agreement”). The Agreement has been filed as an Exhibit to the Company’s Form 10-K filed with the Securities and Exchange Commission on April 14, 2004 and is hereby incorporated by reference herein.
The Company’s action was taken based upon initial information uncovered by management and after an independent investigation was conducted at the direction, and under the supervision, of a special committee of the Board of Directors. The investigation, carried out by outside legal counsel and a third-party investigation firm, revealed that Mr. Finazzo had concealed personal ownership interests in, and served as an officer of, entities affiliated with one of the Company’s largest vendors, South Bay Apparel, Inc. These activities by Mr. Finazzo and their concealment, constitute conflicts of interest in breach of the Company’s Code of Business Ethics, and violations of Mr. Finazzo’s employment agreement.
A copy of the Company’s press release with respect to this matter is attached as Exhibit 99.1 and is hereby incorporated by reference herein. The information set forth below under Item 5.02 is hereby incorporated by reference in this Item 1.02.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On November 7, 2006, the Company terminated for cause Christopher L. Finazzo, the Company’s former Executive Vice President and Chief Merchandizing Officer, effective that date. Julian R. Geiger, Chairman and Chief Executive Officer of the Company, has assumed Mr. Finazzo’s merchandising responsibilities until such time as a replacement is found.
Item 8.01. Other Events
As described above, the Company has terminated for cause the employment of Christopher L. Finazzo, its former Executive Vice-President and Chief Merchandising Officer.
As described above, the Company has determined that Mr. Finazzo failed to disclose personal ownership interests in certain corporate affiliates of South Bay Apparel, Inc., a significant vendor of the Company, and has also served as an officer of certain of these entities. The Company believes Mr. Finazzo has held certain of these interests and positions since 1998. South Bay has been a vendor to the Company since 1996, providing apparel products including women’s and men’s graphic tee shirts, fleece and other tops. At least one affiliate of South Bay involved in this matter has received orders from the Company aggregating approximately $2.4 million in 2004, approximately $1 million in 2005 and approximately $630,000 year to date.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibit 99.1.	Aeropostale, Inc. Press Release, dated November 8, 2006.

Exhibit 99.2.	Employment Agreement, dated as of February 1, 2004, between Christopher L. Finazzo and Aeropostale, Inc.(incorporated by reference to Exhibit 10.20 to Registrant’s Form 10-K filed with the Securities and Exchange Commission on April 14, 2004.)

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aeropostale, Inc.

Date: November 8, 2006	By:	/s/ Michael J. Cunningham

Name: Michael J. Cunningham
Executive Vice President — Chief
Financial Officer